                                                              EXHIBIT (d)(13)(i)


                               AMENDED SCHEDULE A

                                     TO THE

                          EXPENSE LIMITATION AGREEMENT

                                 BY AND BETWEEN

                              ING INVESTMENTS, LLC

                                       AND

                                ING MUTUAL FUNDS

                  EXPIRATION OF INITIAL TERM: OCTOBER 31, 2003

                            OPERATING EXPENSE LIMITS

This Agreement relates to the following Funds:

                                                       MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND                                           (AS A PERCENTAGE OF AVERAGE NET ASSETS)
------------                                           ---------------------------------------
                                            Class A    Class B     Class C    Class I      Class M     Class Q
                                            -------    -------     -------    -------      -------     -------
ING International Fund                       2.75       3.50        3.50       2.50          N/A         2.75

ING Precious Metals Fund                     2.75       N/A         N/A        N/A           N/A         N/A

ING Worldwide Growth Fund                    1.85       2.50        2.50       N/A           N/A         1.75

ING Foreign Fund*                            1.95       2.70        2.70       1.60          N/A         1.85

                                                                              HE
                                                                              --
                                                                              HE

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* This Amended Schedule A to the Expense Limitation Agreement will be effective with respect to this Fund upon the effective date of the initial Registration Statement with respect to the Fund.